Exhibit 99.1

Q2 Holdings, Inc. Announces Second Quarter 2018 Financial Results

Total second quarter revenue of $58.6 million, up 23 percent year-over-year, and up 7 percent from the previous quarter

AUSTIN, Texas (Aug. 7, 2018)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure, experience-driven digital banking solutions, today announced results for its second quarter ending June 30, 2018.

Second Quarter 2018 Results

•	Revenue for the second quarter of $58.6 million, up 23 percent year-over-year and up 7 percent from the previous quarter.

•	GAAP gross margin for the second quarter of 50.0 percent, up from 48.9 percent one year ago. Non-GAAP gross margin for the first quarter of 53.3 percent, up from 52.6 percent one year ago.

•
GAAP net loss for the second quarter of $8.6 million, which compares to a GAAP net loss of $7.8 million for the second quarter of 2017, and $6.0 million for the first quarter of 2018. Adjusted EBITDA for the second quarter of positive $5.1 million, an improvement from positive $1.4 million one year ago and positive $5.0 million for the first quarter of 2018.

“The second quarter was defined by broad-based strength across multiple products and end markets,” said Matt Flake, CEO of Q2. “On the product side, our corporate banking, Q2 Open and Centrix products contributed to another quarter of solid bookings. Looking at our end market, I would call out the strong contributions from banks outside the Tier-1 space. Year to date, our bookings from this market now exceed our total bookings from these same customers in 2017.”

Second Quarter 2018 Highlights.

•	Signed a Top 50 credit union with $6 billion in assets as a corporate banking customer, one of six net new corporate banking wins in the quarter.

•	Exited the second quarter with more than 11.4 million registered users on the Q2 platform, representing 19 percent year-over-year growth and up 5 percent sequentially.

•	Q2 Open momentum continues, signing six net new deals in the quarter representing a wide variety of fintechs.

Financial Outlook

Q2 Holdings is providing guidance for its third quarter 2018 as follows:

•	Total revenue of $59.7 million to $60.3 million, which would represent year-over-year growth of 19 percent to 20 percent.

•
Adjusted EBITDA of $5.0 million to $5.4 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2018 as follows:

•	Total revenue of $238.0 million to $239.2 million, which would represent year-over-year growth of approximately 23 percent.

•
Adjusted EBITDA of $22.1 million to $23.5 million. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Aug. 8, 2018
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	7291019
Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor services section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 is a leading provider of secure, experience-driven digital banking solutions headquartered in Austin, Texas. We are driven by a mission to build stronger communities by strengthening their financial institutions. Q2 provides the industry’s most comprehensive digital banking platform, enriched through actionable data insights, open development tools and an evolving fintech ecosystem. We help clients elevate the experience, drive efficiency and grow faster. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales, product strength and bookings momentum and Q2’s performance in 2018, and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risks associated with further consolidation in the financial services industry.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$176,738	$57,961
Restricted cash	2,315	2,315
Investments	101,974	41,685
Accounts receivable, net	26,996	13,203
Contract assets, current portion	1,196	—
Prepaid expenses and other current assets	4,691	3,115
Deferred solution and other costs, current portion	10,402	9,246
Deferred implementation costs, current portion	3,066	3,562
Total current assets	327,378	131,087
Property and equipment, net	36,727	34,544
Deferred solution and other costs, net of current portion	15,966	12,973
Deferred implementation costs, net of current portion	9,492	8,295
Intangible assets, net	9,079	12,034
Goodwill	12,876	12,876
Contract assets, net of current portion	6,074	—
Other long-term assets	1,171	1,006
Total assets	$418,763	$212,815

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$21,427	$29,694
Deferred revenues, current portion	33,159	38,379
Total current liabilities	54,586	68,073
Convertible notes, net of current portion	177,562	—
Deferred revenues, net of current portion	19,238	28,289
Deferred rent, net of current portion	8,248	9,393
Other long-term liabilities	823	438
Total liabilities	260,457	106,193
Stockholders' equity:
Common stock	4	4
Treasury stock	—	(855)
Additional paid-in capital	310,163	259,726
Accumulated other comprehensive loss	(161)	(139)
Accumulated deficit	(151,700)	(152,114)
Total stockholders' equity	158,306	106,622
Total liabilities and stockholders' equity	$418,763	$212,815

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$58,574	$47,625	$113,382	$92,159
Cost of revenues (1) (2)	29,303	24,328	56,280	47,100
Gross profit	29,271	23,297	57,102	45,059

Operating expenses:
Sales and marketing (1)	12,108	11,096	23,074	20,974
Research and development (1)	11,756	9,922	22,913	19,573
General and administrative (1)	10,798	9,268	21,094	17,720
Acquisition related costs	258	351	514	699
Amortization of acquired intangibles	368	373	736	744
Unoccupied lease charges (3)	658	—	658	—
Total operating expenses	35,946	31,010	68,989	59,710
Loss from operations	(6,675)	(7,713)	(11,887)	(14,651)
Other income (expense), net	(2,105)	109	(3,128)	143
Loss before income taxes	(8,780)	(7,604)	(15,015)	(14,508)
Benefit from (provision for) income taxes	153	(217)	340	(353)
Net Loss	$(8,627)	$(7,821)	$(14,675)	$(14,861)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	2	(29)	(22)	(30)
Comprehensive loss	$(8,625)	$(7,850)	$(14,697)	$(14,891)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.20)	$(0.19)	$(0.35)	$(0.36)
Weighted average common shares outstanding, basic and diluted	42,605	41,064	42,389	40,848

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenues	$1,065	$819	$2,080	$1,543
Sales and marketing	1,428	812	2,654	1,443
Research and development	1,566	1,033	2,922	1,978
General and administrative	2,945	2,358	5,443	4,255
Total stock-based compensation expenses	$7,004	$5,022	$13,099	$9,219

(2)	Includes amortization of acquired technology of $0.9 million for each of the three months ended June 30, 2018 and 2017 and $1.8 million for each of the six months ended June 30, 2018 and 2017.

(3)	Unoccupied lease charges include costs related to the early exit from a portion of our south Austin facility, partially offset by anticipated sublease income from that facility.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2018	2017
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(14,675)	$(14,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred implementation, solution and other costs	4,265	3,514
Depreciation and amortization	7,752	7,227
Amortization of debt issuance costs	346	28
Amortization of debt discount	3,089	—
Amortization of premiums on investments	21	151
Stock-based compensation expenses	13,099	9,219
Deferred income taxes	(61)	234
Other non-cash charges	696	38
Changes in operating assets and liabilities	(35,816)	(15,810)
Cash used in operating activities	(21,284)	(10,260)
Cash flows from investing activities:
Net redemptions of investments	(60,331)	(2,119)
Purchases of property and equipment	(11,154)	(7,625)
Business combinations and asset acquisitions, net of cash acquired	(150)	(3,816)
Capitalization of software development costs	—	(762)
Increase in restricted cash	—	(1,600)
Cash used in investing activities	(71,635)	(15,922)
Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	223,185	—
Purchase of convertible notes bond hedge	(41,699)	—
Proceeds from issuance of warrants	22,379	—
Proceeds from issuance of common stock	7,831	5,780
Net cash provided by financing activities	211,696	5,780
Net increase (decrease) in cash, cash equivalents, and restricted cash	118,777	(20,402)
Cash, cash equivalents, and restricted cash, beginning of period	60,276	57,788
Cash, cash equivalents, and restricted cash, end of period	$179,053	$37,386
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	$176,738	$34,471
Restricted cash	2,315	2,915
Total cash, cash equivalents, and restricted cash	$179,053	$37,386

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$29,271	$23,297	$57,102	$45,059
Stock-based compensation	1,065	819	2,080	1,543
Amortization of acquired technology	912	912	1,822	1,798
Non-GAAP gross profit	$31,248	$25,028	$61,004	$48,400

Non-GAAP gross margin:
Non-GAAP gross profit	$31,248	$25,028	$61,004	$48,400
GAAP revenue	58,574	47,625	113,382	92,159
Non-GAAP gross margin	53.3%	52.6%	53.8%	52.5%

GAAP sales and marketing expense	$12,108	$11,096	$23,074	$20,974
Stock-based compensation	(1,428)	(812)	(2,654)	(1,443)
Non-GAAP sales and marketing expense	$10,680	$10,284	$20,420	$19,531

GAAP research and development expense	$11,756	$9,922	$22,913	$19,573
Stock-based compensation	(1,566)	(1,033)	(2,922)	(1,978)
Non-GAAP research and development expense	$10,190	$8,889	$19,991	$17,595

GAAP general and administrative expense	$10,798	$9,268	$21,094	$17,720
Stock-based compensation	(2,945)	(2,358)	(5,443)	(4,255)
Non-GAAP general and administrative expense	$7,853	$6,910	$15,651	$13,465

GAAP operating loss	$(6,675)	$(7,713)	$(11,887)	$(14,651)
Stock-based compensation	7,004	5,022	13,099	9,219
Acquisition related costs	258	351	514	699
Amortization of acquired technology	912	912	1,822	1,798
Amortization of acquired intangibles	368	373	736	744
Unoccupied lease charges	658	—	658	—
Non-GAAP operating income (loss)	$2,525	$(1,055)	$4,942	$(2,191)

GAAP net loss	$(8,627)	$(7,821)	$(14,675)	$(14,861)
Stock-based compensation	7,004	5,022	13,099	9,219
Acquisition related costs	258	351	514	699
Amortization of acquired technology	912	912	1,822	1,798
Amortization of acquired intangibles	368	373	736	744
Unoccupied lease charges	658	—	658	—
Non-GAAP net income (loss)	$573	$(1,163)	$2,154	$(2,401)

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	42,605	41,064	42,389	40,848
Weighted-average effect of potentially dilutive shares	2,389	—	2,200	—
Pro forma diluted weighted-average number of common shares	44,994	41,064	44,589	40,848

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$573	$(1,163)	$2,154	$(2,401)
Diluted weighted-average number of common shares (pro forma for three and six months ended June 30, 2018)	44,994	41,064	44,589	40,848
Non-GAAP net income (loss) per share	$0.01	$(0.03)	$0.05	$(0.06)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(8,627)	$(7,821)	$(14,675)	$(14,861)
Depreciation and amortization	3,874	3,702	7,752	7,227
Stock-based compensation	7,004	5,022	13,099	9,219
(Benefit from) provision for income taxes	(153)	217	(340)	353
Interest (income) expense, net	2,105	(109)	3,128	(143)
Acquisition related costs	258	351	514	699
Unoccupied lease charges	658	—	658	—
Adjusted EBITDA	$5,119	$1,362	$10,136	$2,494

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Bob Gujavarty
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 439-3447
emma@redfancommunications.com	bobby.gujavarty@q2ebanking.com

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